                                                                  CONFORMED COPY

                                  15 JULY 1996

                          THERAPEUTIC ANTIBODIES INC.

                         POLYCLONAL ANTIBODIES LIMITED

                               TAB WALES LIMITED

                               TAB LONDON LIMITED

                                 THE DIRECTORS
                            NAMED IN THIS AGREEMENT


                         THE BRITISH LINEN BANK LIMITED


                         ------------------------------

                                  AGREEMENT
                            RELATING TO THE PLACING
                         OF SHARES OF COMMON STOCK IN
                          THERAPEUTIC ANTIBODIES INC.

                         ------------------------------


                                 FRESHFIELDS

                                    CONTENTS

CLAUSE                                                                     PAGE
1.       DEFINITIONS AND INTERPRETATION ..................................... 2

2.       CONDITIONS ......................................................... 5

3.       APPOINTMENT OF BANK AS AGENT ....................................... 6

4.       ALLOTMENT OF SHARES  ............................................... 6

5.       APPOINTMENT OF SPONSOR AND APPLICATION FOR ADMISSION ............... 7

6.       DELIVERY AND REGISTRATION OF DOCUMENTS ............................. 7

7.       THE PLACING  .....................................................  11

8.       REGISTRATION .....................................................  12

9.       PAYMENT AND SETTLEMENT ...........................................  12

10.      COMMISSIONS, FEES, COSTS AND EXPENSES  ...........................  13

11.      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND CONFIRMATIONS ......  15

12.      WAIVER OF CLAIM AND INDEMNITY  ...................................  17

13.      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES:
          GENERAL PROVISIONS  .............................................  20

14.      WITHHOLDING AND GROSSING-UP  .....................................  21

15.      PUBLICITY  .......................................................  22

16.      TERMINATION  .....................................................  23

17.      EFFECT OF TERMINATION  ...........................................  24

18.      TIME OF THE ESSENCE  .............................................  24

19.      NOTICES  .........................................................  24

20.      GOVERNING LAW AND JURISDICTION ...................................  26

21.      COUNTERPARTS .....................................................  26

SCHEDULE 1  ...............................................................  27

         Directors  .......................................................  27

SCHEDULE 2  ...............................................................  28

         Documents  .......................................................  28

SCHEDULE 3  ...............................................................  29

         Representations, warranties and undertakings .....................  29

THIS AGREEMENT is made on 15 July 1996

BETWEEN

THERAPEUTIC ANTIBODIES INC. whose registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America (the COMPANY)

POLYCLONAL ANTIBODIES LIMITED whose registered office is at Blaenwaun Farm, Ffrostrasol, Llandysul, Ceredigion SA44 5JT, Wales (PAL)

TAB WALES LIMITED whose registered office is at Blaenwaun Farm, Ffostrasol, Llandysul, Ceredigion SA44 5JT, Wales (TAB WALES)

TAB LONDON LIMITED whose registered office is at Blaenwaun Farm, Ffostrasol, Llandysul, Ceredigion SA44 5JT, Wales (TAB LONDON)

THE PERSONS whose names are set out in Part 1 of Schedule 1 (the EXECUTIVE DIRECTORS)

THE PERSONS whose names are set out in Part 2 of Schedule 1 (the NON-EXECUTIVE DIRECTORS)

THE BRITISH LINEN BANK LIMITED (incorporated in Scotland) whose registered office is at 4 Melville Street, Edinburgh EH3 7NZ (BLB).

WHEREAS

(A) The Company was incorporated in the State of Delaware, USA with file number 10305500 on 10 August 1984 as a corporation under the laws of the State of Delaware, USA.

(B) The Company is the beneficial owner of the entire issued share capital of each of PAL, TAb Wales and TAb London.

(C) At the date of this Agreement, the authorised share capital of the Company is US$30,000 divided into 30,000,000 shares of common stock having a par value of US$0.001 each (SHARES), of which 21,407,979 are in issue at the date of this Agreement and are fully paid or credited as fully paid.

(D) The documents listed in Schedule 2 have been prepared in connection with the Placing (as defined in Clause 1), such documents having been initialled solely for the purpose of identification by Freshfields and Maxwell Batley. References in this Agreement to such documents are to such versions with such amendments as may be agreed by or on behalf of the Company and BLB (for the purpose of its obligations under this Agreement).

(E) The Company has applied through the Brokers (as defined in Clause 1.1) to the London Stock Exchange for the Shares in issue at the date of this Agreement and to be issued pursuant to the Placing (as defined in Clause 1.1) to be admitted to the Official List.

(F) On the terms and subject to the conditions of, and in reliance upon the representations, warranties and undertakings contained in this Agreement, BLB has agreed, as agent for the Company, to arrange subscribers to subscribe at the Placing Price (as defined in Clause 1.1) for 4,190,477 new Shares (the PLACING SHARES) and to subscribe (or procure that its nominee shall subscribe) at the Placing Price for any of the Placing Shares in respect of which subscribers are not so arranged.

NOW IT IS HEREBY AGREED as follows:

DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, including the Recitals, the following expressions shall have the meanings set out below:

ADMISSION means the admission of all of the Shares, both those in issue and those proposed to be issued pursuant to the Placing, to the Official List of the London Stock Exchange becoming effective in accordance with the Listing Rules;

ADVERSE INTEREST means any claim, equity, lien, charge or trust, any other right or interest of any third party and any other encumbrance of any kind;

BROKERS means Panmure Gordon & Co. Limited of New Broad Street House, 35 New Broad Street, London EC2M 1NH;

CERTIFICATED PROPERTIES means: (i) the freehold property at Gernos Farm, Maesllyn and Blaenwaun Farm Ffostrasol; and (ii) Office A and Office B and "C" and "D" at the Turretfield Research Centre, Adelaide, South Australia;

CERTIFICATES OF TITLE means the certificates of title dated 15 July 1996 given by Maxwell Batley and Fisher Jeffries related to the Certificated Properties and addressed to the Company and BLB;

CONDITIONS means the conditions contained in Clause 2.1;

DIRECTORS means the Executive Directors and the Non-Executive Directors;

EMPLOYEE OFFER means the offer made or to be made by the Company or any other member of the Group to Group employees to subscribe at the Placing Price for up to 50,000 Shares on Admission, as referred to in the section headed "Share capital, warrants and arrangements for employee share ownership" in Part 1 of the Prospectus;

FORMAL NOTICE means document C referred to in Schedule 2, being the formal notice required by the Listing Rules in connection with the Placing;

FSA means the Financial Services Act 1986;

GROUP means the Company and the Subsidiaries;

INTELLECTUAL PROPERTY RIGHTS means patents, inventions, trade marks, design rights or design registrations, trade or business names, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of these and all rights or forms of protection having equivalent or similar effect which may subsist anywhere in the world;

LISTING RULES means the listing rules made by the London Stock Exchange pursuant to Part IV of the FSA (as amended from time to time);

LOCK UP AGREEMENTS means (i) the agreement between certain of the Directors, their associates (as defined therein), certain senior employees of the Company, the Company and BLB of even date; and (ii) the agreement between Schroder International Trust Company Limited, the Company and BLB also of even date, pursuant to which those Directors, senior employees of the Company, those associates and Schroder International Trust Company Limited have each agreed to certain restrictions on the transfer and disposal of Shares following (and conditionally upon) Admission;

LONDON STOCK EXCHANGE means London Stock Exchange Limited;

LONG FORM REPORT means the report in the agreed form dated 15 July 1996 being document F referred to in Schedule 2, prepared by the Reporting Accountants addressed to the Company and BLB containing information relating to the Group;

OFFICIAL LIST means the Official List of the London Stock Exchange;

PATENT ATTORNEYS means: (i) Eric Potter Clarkson; (ii) Carpmaels & Ransford; and (iii) Finnegan, Henderson, Farabow, Garrett & Dunner LLP, further details of which are set out in the Prospectus;

PLACING means the placing of the Placing Shares to be arranged by BLB, and any subscription of Placing Shares by placees, BLB or its nominee pursuant to this Agreement;

PLACING DOCUMENTS means documents A, B, C and D listed in Schedule 2;

PLACING LETTER means document B referred to in Schedule 2, to be sent by the Brokers to prospective placees inviting them to apply for Placing Shares pursuant to the Placing;

PLACING PRICE means 525p per Placing Share;

PLACING SHARES means the 4,190,477 new Shares which the Company has agreed to allot and issue pursuant to the Placing;

PRESS RELEASE means document D referred to in Schedule 2;

PROSPECTUS means document A referred to in Schedule 2, including any placing proof of that document;

REGISTRARS means Bank of Scotland of Apex House, 9 Haddington Place, Edinburgh EH7 4AL;

REPORTING ACCOUNTANTS means Coopers & Lybrand of Churchill House, Churchill Way, Cardiff CF1 4XQ;

SDRT means United Kingdom Stamp Duty Reserve Tax;

STAMP DUTY means United Kingdom stamp duty;

SUBSIDIARIES means the UK Subsidiaries and all other companies which are subsidiaries or subsidiary undertakings of the Company (as defined in, respectively, sections 736 and 258 of the Companies Act 1985 as amended by the Companies Act 1989);

UK SUBSIDIARIES means PAL, TAb Wales and TAb London;

TAXES ACT means the Income and Corporation Taxes Act 1988;

VAT means United Kingdom Value Added Tax;

VERIFICATION NOTES means document E referred to in Schedule 2, being the record of questions prepared to verify that the Prospectus complies with the FSA and the Listing Rules, with the answers to those questions and copies of all evidence supporting those answers; and

WARRANTOR DIRECTORS means the Executive Directors and the Non-Executive Directors other than Robin Baillie.

1.2 Any reference in this Agreement to a Recital, Clause or Schedule is to a recital, clause or schedule of this Agreement except where the context otherwise requires. The Schedules form part of this Agreement.

1.3      Headings in this Agreement shall not affect its interpretation.

1.4 Any reference to any specific Act of Parliament or to Acts of Parliament in general or to any order, statutory provision or statutory instrument shall be deemed to be a reference to such Act, Acts or order, statutory provision or statutory instrument as amended, extended, re-enacted or replaced from time to time and shall include any statute or statutory instrument amending or extending the same and any statutory re-enactment or consolidation thereof or replacement therefor and any by-laws, instruments, orders, rules or regulations for the time being in force thereunder, provided that, in any such case, the liability of any party hereunder shall not be increased thereby.

CONDITIONS

2.1      The obligations of BLB under this Agreement are conditional upon:

(a) the fulfilment by the Company of its obligations under Clause 6.1 by the time specified therein;

(b) publication of the Press Release by not later than 8.30 a.m. on the date of this Agreement (or such later time as BLB may agree);

(c) the Prospectus being approved as a prospectus by the London Stock Exchange not later than 4.00 p.m. on the date of this Agreement (or such later time as BLB may agree);

(d) the Prospectus being delivered to the Registrar of Companies in accordance with Clause 6.2 and published as referred to in Clause 6.3 (or in such other manner as BLB may approve);

(e) any supplementary prospectus required pursuant to section 147 of the FSA being prepared by the Company, approved by the London Stock Exchange and published in accordance with the Listing Rules prior to Admission; and

(f) Admission occurring not later than 23 July 1996 or such later date as the Company and BLB may agree, but in any event not later than 6 August 1996.

2.2 If any of the Conditions is not fulfilled in accordance with its terms or varied by written agreement between BLB and the Company or waived in the absolute discretion of BLB by the time (if any) specified, the obligations of BLB in this Agreement shall cease to have effect; however, until any of such Conditions shall become incapable of being so fulfilled, each of the parties hereto shall comply with the obligations on its part contained in this Agreement.

2.3 Each of the Company, the UK Subsidiaries and the Executive Directors undertakes to use all reasonable endeavours to procure that each of the Conditions is fulfilled by the due time and BLB shall, at the request of the Company, provide all reasonable assistance to each of them to enable them to fulfil their obligations under this Clause 2.3 in respect of the conditions contained in sub-paragraphs (b), (c) and (e) of Clause 2.1 above.

APPOINTMENT OF BANK AS AGENT

3.1 The Company hereby irrevocably and unconditionally appoints BLB as its agent for the purpose of procuring subscribers for the Placing Shares at the Placing Price and otherwise on the terms and subject to the conditions set out or referred to in the Placing Documents and this Agreement, and BLB accepts such appointment.

3.2 The Company undertakes that the appointment of BLB under Clause 3.1 confers on BLB and its agents (including for these purposes the Brokers) all powers, authorities and discretions on behalf of the Company which are necessary for, or reasonably incidental to, the Placing (including the giving of such instructions to the Brokers which BLB or such agents consider necessary or advisable in connection with the Placing and/or the Company's application for Admission) and the Company agrees to ratify and confirm everything which BLB or such agents shall do in the lawful exercise of such appointment, powers, authorities and discretions.

3.3 BLB confirms to the Company that it has delivered either to the Company or to the Brokers all letters required by the Listing Rules to be signed by BLB in support of the application for Admission.

ALLOTMENT OF SHARES

4.1 The Company and the Directors agree with BLB that the Company shall allot and issue the Placing Shares at the Placing Price to such persons as may be nominated by BLB (after consultation with the Brokers and the Company) as subscribers pursuant to the Placing or to BLB (or its nominee), and in such proportions as BLB may determine, in accordance with the provisions of this Agreement.

4.2 The Placing Shares shall be allotted and issued pursuant to this Agreement free from all adverse interests and together with all rights attaching to shares of common stock in the capital of the Company at the time of Admission.

4.3 On or before 3.00 p.m. on the business day immediately preceding the date of Admission, by or pursuant to resolutions of the board of Directors or a duly authorised committee thereof, the Company shall:

(i) conditionally only upon Admission taking place on or before 23 July 1996, or such later date (not being later than 6 August 1996) as BLB and the Company may agree, allot the Placing Shares to such persons and in such proportions as may be nominated by BLB as subscribers pursuant to the Placing or, to the extent that by 5.30 p.m. on the business day prior to Admission there are Placing Shares in respect of which BLB has not nominated a subscriber, to BLB or its nominee; and

(ii) deliver to BLB a certified copy of the minutes (in a form previously approved by, or on behalf of, BLB) of the meeting of the board of Directors (or a duly authorised committee thereof, together with the resolution of the board of Directors appointing such committee) at which the allotments referred to in sub-paragraph (i) above are made.

APPOINTMENT OF SPONSOR AND APPLICATION FOR ADMISSION

5.1 The Company hereby irrevocably and unconditionally appoints BLB as sponsor of the application for Admission on the terms and subject to the conditions set out in the Listing Rules and this Agreement, and BLB accepts such appointment.

5.2 The Company hereby confirms that the foregoing appointment confers on BLB and its agents (including for these purposes the Brokers) all powers, authorities and discretions on its behalf which are necessary for, or reasonably incidental to, the application for Admission (including in relation to the conduct of all communications or negotiations with, and the delivery of documents to, the London Stock Exchange which BLB or such agents consider necessary or advisable in connection with the application for Admission) and the Company hereby agrees to ratify and confirm everything which BLB or such agents shall do in the lawful exercise of such appointment, powers, authorities and discretions.

5.3 The Company confirms to BLB that the Company has, through the Brokers, formally applied to the London Stock Exchange for Admission. The Company, each of the UK Subsidiaries and each of the Directors undertakes in favour of BLB to execute or cause to be executed all such documents, to provide or cause to be provided all such information and to do or cause to be done everything required by, or necessary to comply with the requirements of, the London Stock Exchange for the purposes of, or in connection with, such application and generally to use all reasonable endeavours to procure that Admission occurs not later than 23 July 1996. In connection therewith, BLB undertakes to provide promptly to the Company all such advice and assistance, as and when necessary, as should be provided by BLB to the Company in its capacity as the Company's sponsor.

DELIVERY AND REGISTRATION OF DOCUMENTS

6.1 The Company shall, on or before the execution of this Agreement by the parties (or such later time as BLB may agree), cause the following documents (in the forms previously approved by, or on behalf of, BLB) to be delivered to
BLB:

(a) one original copy of the Verification Notes signed by or on behalf of each Director and each other person responsible for the answers to any of the questions they contain;

(b) a certified copy of the minutes of the meeting of the board of Directors (or a duly authorised committee, together with the resolution of the board of Directors appointing such committee) approving the Placing Documents and the other documents referred to in
         Schedule 2 and (where appropriate) elsewhere in this Agreement and authorising the steps to be taken by the Company in connection with the Placing, including the execution of this Agreement;

(c) one copy of a signed original responsibility letter, addressed to the Company and BLB, and of a power of attorney, from each of the Directors, together with a copy of a letter signed by every Director in compliance with paragraph 5.5 of the Listing Rules;

(d) two signed originals of letter(s) in the agreed form addressed to the Directors and BLB from the Reporting Accountants: (i) confirming the accuracy of certain financial information in the Prospectus; (ii) confirming that there has been no significant change in the financial or trading position of the Group since 30 April 1996; (iii) reporting on the indebtedness statement contained in the Prospectus; and (iv) commenting on and giving comfort in relation to the working capital forecast of the Directors;

(e) a signed letter addressed to the Directors and BLB from the Reporting Accountants reporting on the Company's financial reporting procedures and a signed letter from the Company to BLB in relation thereto;

(f) the business plan prepared by the Directors dated 8 July 1996 recording the funding requirements of the Group and the cash available to it for the period ending on 31 December 1998;

(g) a signed original report by the Reporting Accountants addressed to the Company and to BLB dated 15 July 1996 on the working capital and cash flow forecasts of the Group for the period ending 31 December 1998;

(h) a signed original of each of the short form report and the Long Form Report on the Company and its Subsidiaries, together with a statement of adjustments, prepared by the Reporting Accountants;

(i) a signed original of the audited consolidated accounts of the Group for the four month period ended 30 April 1996;

(j) signed original letters of representation from the Company to Coopers & Lybrand dated 15 July 1996 in respect of the content of the Long Form Report and other related matters;

(k) original letters addressed to BLB and signed by or on behalf of each of the Company, the Reporting Accountants, Maxwell Batley, The Wilkerson Group, the Patent Attorneys and the Brokers relating to the matters referred to in paragraph 2.8 of the Listing Rules;

(l) a letter addressed to BLB signed by or on behalf of each of the Directors of the Company in relation to the matters referred to in paragraph 2.9 of the Listing Rules;

(m) a certified copy of the amended and restated Certificate of Incorporation and the Bylaws of the Company as the same will be on Admission, together with a certified copy of the Memorandum and Articles of Association of each of the UK Subsidiaries and the equivalent incorporation documents of the other Subsidiaries;

(n)      a signed original of each Certificate of Title;

(o) a signed original of a legal opinion in the agreed form addressed to BLB relating to, inter alia, the authority of the Company to enter into this Agreement and the enforceability of such Agreement against it;

(p)      a signed original of each of the Lock Up Agreements;

(q) a signed original of the report on the business of the Company prepared by The Wilkerson Group and also of the report of the Patent Attorneys;

(r) copies of the letters of consent referred to in paragraph 16 of Part 7 of the Prospectus; and

(s) original letters addressed to BLB and signed on behalf of the Company pursuant to paragraphs 2.11 and 2.14 of the Listing Rules;

(t) an original letter from Lowndes Lambert dated 20 June 1996 reporting on the adequacy of the Group's insurances;

(u) an original letter from IBM Corporation dated 20 June 1996 in relation to The Wilkerson Group;

(v) original letters from each of The Wilkerson Group and Eric Potter Clarkson dated 19 June 1996 and 8 July 1996 respectively in relation to certain patents relevant to the Group; and

(w) certified copies of the minutes of the meetings of the board of directors and the shareholders of each of PAL, TAb Wales and TAb London approving the execution of this Agreement.

6.2 The Company shall, not later than 5.30 p.m. (or such later time as BLB may agree) on the date of this Agreement, deliver to BLB a certified copy of the receipt, in the usual form, from the Registrar of Companies, evidencing the delivery of copies of the Prospectus to the Registrar of Companies for registration in accordance with section 149(1) of the FSA.

6.3 In connection with the Placing, the Company shall and each of the Executive Directors shall use all reasonable efforts to procure that:

(a)      the Prospectus is published in accordance with the Listing Rules;

(b) the Press Release (document D) shall be delivered to the London Stock Exchange for release not later than 8.30 a.m. (or such later time as BLB may agree) on 15 July 1996;

(c) the Formal Notice (document C) shall be advertised in the Financial Times on 16 July 1996 or, if not practicable, on such other date or dates as may be agreed between the Company and BLB in accordance with paragraph 8.7 of the Listing Rules;

(d) sufficient copies of the Prospectus are made available at the registered office of the UK Subsidiaries and the offices of Maxwell Batley (and at such other place or places as may be required by the London Stock Exchange) for a period of 14 days from the date of publication of the Formal Notice, and at the Company Announcements Office of the London Stock Exchange for a period of 2 business days from that date, in accordance with the requirements of the London Stock Exchange; and

(e) the documents referred to in the Prospectus as being available for inspection shall be so available at the times and places specified in the Prospectus.

6.4 Each of the Directors, the UK Subsidiaries and the Company agrees that every SIGNIFICANT CHANGE or SIGNIFICANT NEW MATTER (in each case as referred to, and in the case of SIGNIFICANT as defined in, sections 147(1) and (2) of the FSA) which arises between the time when the Prospectus is published and the time of Admission shall be dealt with in accordance with section 147 of the FSA and the Listing Rules and, in particular, if the need arises, and in consultation with BLB for the purpose of its obligations under this Agreement, a supplementary prospectus or listing particulars will be published as required by the London Stock Exchange. Each of the Directors undertakes to bring to the notice of the Company and BLB any such significant change or significant new matter of which he is, or becomes, aware and all other information of which he becomes aware which may be necessary to enable the Company to comply with its obligations under section 147 of the FSA.

6.5 The Company and each of the Directors shall, from time to time, procure to be communicated or delivered to BLB all such information and documents (signed by the appropriate person where so required) as BLB may reasonably require to enable it to discharge its obligations hereunder and pursuant to the Placing or as may be required to comply with the requirements of the London Stock Exchange.

THE PLACING

7.1 Subject to the following occurring on the date of this Agreement or such later time and date as BLB may agree:

(a) the delivery of the Press Release to the London Stock Exchange (as referred to in Clause 2.1(b));

(b) BLB receiving satisfactory confirmation of the approval of the Prospectus as a prospectus by the London Stock Exchange (as referred to in Clause 2.1(c)); and

(c) BLB receiving satisfactory confirmation of delivery of the Prospectus to the Registrar of Companies in accordance with section 149 of the FSA (as referred to in Clause 2.1(d)),

and relying on the undertakings, indemnities, representations and warranties contained in this Agreement, BLB shall, as agent for the Company, use its reasonable endeavours to arrange, through the Brokers, the Placing of the Placing Shares on the basis of the Placing Letter, with investors agreed between BLB and the Company who have expressed an interest in applying for Placing Shares pursuant to the Placing, in each case at the Placing Price, and on the basis of the information contained in a placing proof of the Prospectus (the form of such placing proof having been approved by or on behalf of the Company).

7.2 Subject to the terms and conditions of the Placing Documents, the Brokers shall determine the identity of the proposed placees (after consultation with BLB and the Company) and BLB shall determine in its absolute discretion all other matters in respect of the Placing, including:

(a) the last time at which Placing Letters may be despatched and acceptances pursuant thereto may be made; and

(b) the validity or otherwise of acceptances or applications received for the Placing Shares;

provided that, insofar as placees are procured in sufficient numbers, BLB shall exercise its discretion with a view to ensuring, so far as reasonably possible, compliance with paragraphs 3.18 and 3.19 of the Listing Rules or otherwise as may be agreed with the London Stock Exchange.

7.3 If by 5.30 p.m. on the business day before Admission, there are Placing Shares for which no subscribers have been arranged pursuant to Clause 7.1, BLB agrees, subject to the fulfilment in all respects of the Conditions and to this Agreement not being terminated before Admission, to subscribe (or will procure that its nominee subscribes) for the remaining Placing Shares in reliance on the undertakings, indemnities, representations and warranties contained in this Agreement and otherwise on the terms and subject to the Conditions and on the basis of the information contained in the Placing Documents (other than such terms as relate to the time of payment).

REGISTRATION

8.1 BLB and the Company will use their respective best efforts to procure that the Brokers provide the Registrars with a list containing the names of each of the subscribers of Placing Shares pursuant to the Placing and the numbers of shares to be subscribed by each of them. The Company will also use best efforts to procure that, against production to the Registrars of that list, the Registrars shall effect the prompt registration of the listed subscribers as holders of the relevant Placing Shares without any charge.

8.2 The Company agrees to issue or cause the Registrars to issue definitive share certificates in respect of the Placing Shares to the persons entitled thereto on 23 July 1996 but in any event on or before 24 July 1996.

8.3 The Company and the Directors agree to provide the Registrars with all necessary authorisations and information to enable them to perform their duties as registrars in accordance with and as contemplated by the terms of the Placing Documents and this Agreement.

PAYMENT AND SETTLEMENT

9. Subject to the fulfilment in all respects of the Conditions and to this Agreement not being terminated before Admission, BLB shall, on the day of Admission, cause to be paid for value that day to a bank account of the Company (in England or Wales) previously notified in writing to BLB an amount equal to the aggregate consideration received by BLB from subscribers of Placing Shares pursuant to the Placing (including any amounts payable by BLB or its nominee for any Placing Shares for which BLB or its nominee is required to subscribe pursuant to Clause 7.3), less:

(a) the aggregate of the fee (subject to Clause 10.6) and the commissions payable by the Company pursuant to Clause 10.1; and

(b) any fees and expenses payable by the Company pursuant to Clause 10.3 in respect of which BLB has either been invoiced or which have been notified to BLB; and

(c) any amount (if any) in respect of VAT payable by the Company pursuant to Clause 10.4; and

(d) the fees and expenses payable by the Company to the Brokers pursuant to the engagement letter between the Brokers and the Company dated 21 June 1996, together with an amount in respect of any VAT (if any) chargeable thereon, and such payment by (or on behalf of) BLB to the account mentioned in this Clause 9 shall constitute a complete discharge of BLB by the Company of its obligations under this Clause 9.

COMMISSIONS, FEES, COSTS AND EXPENSES

10.1 In consideration of BLB's services under this Agreement, the Company shall pay to BLB an amount equal to the aggregate of:

(a) an arrangement commission of two (2) per cent. on an amount equal to the product of the Placing Price and the number of the Placing Shares;

(b) a commitment commission of one half of one (0.5) per cent. on an amount equal to the product of the Placing Price and the number of the Placing Shares; and

(c) the fee of L.150,000 referred to in paragraph 3(b) of the engagement letter between BLB, the UK Subsidiaries and the Company dated 12 April 1996 (the ENGAGEMENT LETTER);

(together in each case with any VAT (if any) chargeable on such commissions and fee) less any amounts received on account of the fee referred to in sub-clause
(c) above by BLB from the Company. The commissions and the fee referred to in sub-clauses (a), (b) and (c) above shall not be payable unless each of the Conditions is satisfied or waived by BLB, failing which the provisions of Clause 10.2 shall apply. If each of the Conditions is satisfied or waived by BLB, such commissions shall be payable in any event including, without limitation, whether or not any allotment is made to BLB or to placees procured by it or on its behalf pursuant to Clause 7. Payment of such commissions and fee (and any VAT chargeable thereon) may be made by deduction of the amount of such commissions and fee from the payments to be made by BLB to the Company under Clause 9.

10.2 If any of the Conditions is not satisfied or waived by BLB or BLB's obligations under this Agreement are terminated pursuant to Clause 16.1 or the Agreement is terminated pursuant to Clause 16.2, the Company shall forthwith upon request by BLB pay to BLB the fees, commissions (if any) and expenses payable in accordance with paragraph 3 of the Engagement Letter.

10.3 In addition to the commissions and fees referred to in this Clause 10, the Company shall pay (whether or not BLB's obligations under this Agreement become unconditional or are terminated) all fees and expenses incurred and arising out of, or incidental to, the Placing and the arrangements referred to or contemplated in this Agreement, including (but without limitation):

(i)      all fees and expenses of the Brokers;

(ii)     all fees and expenses payable in connection with Admission;

(iii)    all fees and expenses of the Registrars;

(iv)     printing and advertising expenses and postage; and

(v) all legal, accountancy and other professional fees and expenses including the fees and expenses (together with any VAT (if any) thereon) of BLB's legal advisers, Freshfields and Bass, Berry & Sims (the aggregate amount of which shall have been agreed between the Company and BLB on or before the date of this Agreement), together with any further amounts payable pursuant to Clause 10.4 below. The Company shall, within fourteen days of receipt of evidence that the relevant cost, charge or expense has been incurred by (or on behalf of ) BLB, reimburse to BLB the amount of any such costs, charges and expenses which BLB may have paid. Without prejudice to the Company's obligation to pay all such costs, charges and expenses, BLB is hereby authorised to deduct, in accordance with Clause 9(b), the amount of such costs, charges and expenses payable by the Company from the payment to be made by BLB to the Company under Clause 9.

10.4 Where, pursuant to Clauses 10.1, 10.2, 10.3 or Clause 17, a sum is paid to BLB by the Company, the Company shall in addition pay to BLB in respect of VAT:

(a) where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services by BLB to the Company, such amount as equals any VAT properly chargeable thereon but only on production of a valid VAT invoice; and

(b) (except where the payment falls within (c) below) such amount as equals any amount in respect of VAT charged to or incurred by BLB as part of any cost, charge or expense which gives rise to or is reflected in the payment and which BLB certifies in good faith is not recoverable by BLB by repayment or credit from HM Customs & Excise (such certificate to be conclusive in the absence of manifest error); and

(c) where the payment is in respect of costs or expenses incurred by BLB as agent for the Company such amount as equals the amount included in the costs or expenses in respect of VAT but only on production of a valid VAT invoice in favour of the Company.

10.5 Notwithstanding that BLB is acting as agent for the Company in connection with the Placing, it may retain for its own benefit any commissions, fees or other amounts payable to it as referred to in this Agreement and any other benefits for its own account, save where any of such amounts and benefits are expressly referred to in this Agreement as being receivable by BLB or its nominee on behalf of another person, and any Placing Shares which it is obliged to subscribe may be retained or dealt in by BLB or its nominee for its own use and benefit.

10.6 BLB shall have the option, exercisable in its sole discretion, to subscribe for that number of Shares as shall have an aggregate value at the Placing Price of up to L.75,000 in satisfaction of a corresponding amount of the fee payable by the Company to BLB under Clause 10.1(c). If BLB wishes to exercise its option pursuant to this Clause 10.6, it shall provide the Company with notice in writing of the same, including the number of Shares required to be issued, at any time prior to the date of Admission. On receipt of such notice, the Company shall be obliged to issue such number of Shares to BLB at the Placing Price as shall be specified in the notice, credited as fully paid, within two days of receipt of such notice. No deduction shall be made by BLB, pursuant to Clause 9(a), of any amount of the fee which is to be applied in subscribing for Shares pursuant to this Clause, which amount shall instead be applied by the Company in paying up in full such shares on their issue in accordance with this Clause.

REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND CONFIRMATIONS

11.1 The Company and each of the UK Subsidiaries jointly and severally, and each of the Warrantor Directors severally, represent, warrant and undertake to BLB in the terms set out in Schedule 3 subject only to the limitations set out in Clauses 11.2 and 13.5.

11.2 Each of the representations, warranties and undertakings in Schedule 3 (other than the representations and warranties set out in paragraphs 1, 2 and 3) thereof are made or given by each of the Warrantor Directors who is a Non-Executive Director to the best of his knowledge, information and belief, having made due and careful enquiry into the subject matter thereof.

11.3 Each Director hereby confirms to BLB in respect of himself that BLB has been furnished in writing with all information which might reasonably be considered material for disclosure in respect of himself in the Prospectus and that all statements of fact in the Placing Documents relating to him are true and accurate and each of the Warrantor Directors further confirms to BLB in respect of himself that all statements of opinion, interest or expectation in the Placing Documents expressed to be held by him (whether solely or jointly) are truly and honestly held by him and have been made after due and careful consideration by him.

11.4 Each of the Company, the UK Subsidiaries and the Warrantor Directors hereby severally undertakes immediately to notify BLB if it or he becomes aware at any time up to Admission that any of the representations, warranties or undertakings set out in Schedule 3 is (or may be) untrue, inaccurate or misleading in any material respect or ceases (or may have ceased) to be true and accurate or becomes (or may have become) misleading in any material respect or if it or he becomes aware of any circumstance which would or might cause any of the said representations, warranties or undertakings to become untrue, inaccurate or misleading in any material respect if they were repeated at any time prior to Admission by reference to the facts subsisting at such time or if it or he becomes aware, prior to Admission, that a matter has arisen which might give rise to a claim under the indemnities in Clause 12.2.

11.5 If, at any time prior to Admission, BLB receives notification pursuant to Clause 6.4 or Clause 11.4 or otherwise becomes aware that any of the representations, warranties or undertakings set out or referred to in this Clause 11 or Schedule 3 is or has become or is, in its reasonable opinion having discussed the matter with the Company, likely to become untrue, inaccurate or misleading in any material respect, (material in the context of the Placing) BLB may (without prejudice to its right to terminate its obligations under this Agreement pursuant to Clause 16) require the Company at its own expense to make or cause to be made such announcement and/or despatch such communication as BLB shall reasonably consider necessary after consulting with the Company.

11.6 Wherever in Schedule 3 a warranty is qualified by the expression "to the best of the knowledge, information and belief of the Warrantor Directors" or "so far as the Warrantor Directors are aware" or any similar expression qualifying a warranty by reference to the knowledge of the Warrantor Directors, such statement shall be deemed to have been made after due and careful enquiry into the subject matter thereof by each of the Warrantor Directors.

11.7 The Company undertakes to all holders of Shares (whether present or future) and to BLB (in each case as a separate undertaking) that it shall not sell Shares (or such other securities as are referred to in paragraph 3(I) of Part 7 of the Prospectus, the text of which is set out below) in such a way as to cause the entitlements referred to in such paragraph to arise.

Paragraph 3(I) of Part 7 of the Prospectus reads as follows:-

"(I)     Certain purchasers in the Company's offering of Shares conducted between 1993 and 1995 at an issue price of US$4.00 per Share may be entitled to receive an additional number of Shares in the event that the Company sells Shares (or securities exchangeable for or convertible into Shares, other than Shares, or options to purchase Shares, issued pursuant to compensation plans of the Company) at a price which is both (i) less than US$4.00 per Share and (ii) less than the fair market value of such Shares, as determined by the Board of Directors. The Company has undertaken that it will not sell Shares (or such other securities) in such a way as to cause such entitlements to arise."

11.8 Each of the Company, the UK Subsidiaries and the Executive Directors represents, warrants and undertakes to BLB that the Placing, the Employee Offer and the issue of Shares pursuant to acceptance of the Employee Offer has been (and will be) made in accordance with, and does not (nor will it) violate any applicable legal and regulatory requirements of the United Kingdom, the United States of America or Australia and, in particular, but without limitation:

(a) in the United Kingdom, the Employee Offer has only been made to persons falling within article 6(2)(a) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (SI 1995/1266);

(b) the Employee Offer and the issue of Shares pursuant to that offer are exempt from registration under the United States of America Securities Act of 1933, as amended (the SECURITIES ACT), and the Company has taken, and will continue to take, all necessary steps to secure the availability of, and compliance with, the relevant exemption or exemptions therefrom;

(c) the Placing does not require registration under the Securities Act, pursuant to Regulation S (promulgated under the Securities Act), nor will the Employee Offer affect the continued availability of Regulation S in relation thereto; and

(d) the Employee Offer will only be made in the United States of America by way of a letter or similar offering memorandum to employees (and which will accompany the Prospectus) which contains appropriate disclaimers for the protection of BLB regarding the use of, and reliance upon the information contained in, the Prospectus and such letter or memorandum.

WAIVER OF CLAIM AND INDEMNITY

12.1 No claim shall be made by the Company, any of the UK Subsidiaries or any Director against any member of the BLB Group (being BLB, its parent and subsidiary and associated undertakings and each of their respective directors, officers, advisers, partners, agents or employees) (BLB and each such member or other person being, for the purposes of this Clause 12, an INDEMNIFIED PERSON) to recover any loss, damage, cost, charge or expense (including legal fees) and taxes (including stamp duty, SDRT and VAT) which the Company or any of the Subsidiaries, any of their employees or agents, the Directors or any subscriber for Placing Shares pursuant to the Placing or any subsequent purchaser or transferor thereof may suffer or incur by reason of or arising out of the carrying out by BLB, or on its behalf, of its obligations and services under this Agreement except to the extent that such loss, damage, cost, charge, expense or tax arises from the negligence or wilful default of an Indemnified Person, or from the breach by BLB or any other Indemnified Person of its duties or obligations under the FSA or the regulatory system (as defined in the Rules of The Securities and Futures Authority).

12.2 The Company and each of the UK Subsidiaries jointly and severally, and each of the Executive Directors severally, hereby undertake to BLB (for itself and on behalf of each and every other Indemnified Person) to indemnify and keep indemnified each Indemnified Person against all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings or judgments whatever (each a CLAIM) brought or established against any Indemnified Person in any jurisdiction by any person including (but without limitation) a subscriber for Placing Shares pursuant to the Placing or by any subsequent purchaser or transferee thereof or by any governmental agency or regulatory body or any other person whatsoever and against all losses, costs, charges or expenses (including legal fees) and taxes (including stamp duty, SDRT and VAT) (each an EXPENSE) which any Indemnified Person may reasonably suffer or incur (including, but not limited to, all such Expenses reasonably suffered or incurred in disputing or defending any Claim and/or in establishing its right to be indemnified pursuant to this Clause 12.2 and/or in reasonably seeking advice as to any Claim, or in any way related to or in connection with this indemnity) and which in any such case arises, directly or indirectly, out of or is attributable to or is in connection with the carrying out by BLB of its obligations or services under or in connection with this Agreement and/or the Placing including but not limited to:

(i) the Placing Documents or any of them not containing, or being alleged not to contain, all information required to be stated therein or any statement therein being or being alleged to be untrue, inaccurate, incomplete, misleading or not based on reasonable grounds; and/or

(ii) the distribution, issue or approval of the Placing Documents (including any pathfinder version or placing proof of the Prospectus) or other documents or materials in connection therewith (including the issue or approval by BLB for the purpose of section 57 of the FSA of any investment advertisement relating to or in connection with the Company and the Subsidiaries); and/or

(iii) any breach or alleged breach by the Company, any of the UK Subsidiaries or any of the Directors of its or his obligations hereunder or any breach or alleged breach by the Company, any of the UK Subsidiaries or any of the Directors of the representations, warranties or undertakings on their respective parts set out in this Agreement; and/or

(iv) any failure or alleged failure by the Company, any of the UK Subsidiaries or any of the Directors or their respective agents, employees or professional advisers to comply with the laws or regulations of any country resulting from the proposed listing of Shares on the London Stock Exchange, or the Placing, and/or

(v) the distribution of the Prospectus by the Company (or any member of its Group) to any person, other than an institutional investor as part of the Placing, including, without limitation, employees of any member of the Group; and

(vi) the due performance by BLB of its role as agent of the Company in connection with the Placing and in relation to the preparation of the documentation connected therewith,

provided that neither BLB nor any Indemnified Person shall be entitled to any indemnity under this Clause 12.2 to the extent that the Claim or Expense concerned results from the negligence or wilful default of BLB or of any other Indemnified Person, or any breach by BLB or any other Indemnified Person of its duties or obligations under the FSA or the regulatory system (as defined in the rules of The Securities and Futures Authority Limited).

12.3 BLB shall notify the Company as soon as reasonably practicable after it becomes aware of any claim and shall provide such information as shall be reasonably available to BLB of the facts or circumstances giving rise to such claim (specifying BLB's estimate, on a without prejudice basis, of the amount of the claim) to the Company and shall keep the Company reasonably informed on the progress of any claim. BLB shall have due regard to (but not be bound to comply with) any reasonable request which the Company may make in relation to any claim including a request to participate in, but not control, any defence or settlement of any claim, subject to the Company, each of the UK Subsidiaries and the Executive Directors (and in the case of the Executive Directors severally and insofar as such claim relates to him) indemnifying and securing BLB in a manner reasonably satisfactory to BLB against any and all costs, charges and expenses reasonably incurred by it in complying with any such request.

12.4 Each of the Company, the UK Subsidiaries and the Executive Directors agrees that, without BLB's prior written consent (such consent not to be unreasonably withheld or delayed) it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought pursuant to this Clause 12, whether or not BLB or any other Indemnified Person is an actual or potential party to such claim, action or proceeding.

12.5 If multiple claims are brought against any Indemnified Person in any proceedings, with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, the Company, the UK Subsidiaries and the Executive Directors agree that any judgment or award will be conclusively deemed to be based solely on a claim as to which indemnification is permitted and provided for, except to the extent the judgment or award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

12.6 If the indemnification by the Company of an Indemnified Person provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable, (i) in such proportion as is appropriate to reflect the relevant benefits to the Company on the one hand and BLB on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relevant benefits referred to in (i) but also the relative fault of the Company (or any other member of the Group) on the one hand and BLB on the other, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this Clause 12.6 the relative benefits to each of the Company and BLB of the transaction contemplated in this Agreement shall be deemed to be in the same proportion that the total value received by the Company, any other member of the Group or any of the stockholders of the Company, as the case may be as a result, directly or indirectly, of that transaction bears to the fees paid or liable to be paid to BLB pursuant to this Agreement; provided however that, to the extent permitted by applicable law, in no event will BLB be required to contribute an aggregate amount in excess of the aggregate fees actually paid or liable to be paid to BLB under this Agreement.

REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES: GENERAL PROVISIONS

13.1 Each of the representations, warranties and undertakings and the indemnities set out or referred to in this Agreement shall remain in full force and effect notwithstanding the completion of the subscription of the Placing Shares or the Placing.

13.2 The indemnities set out or referred to in this Agreement shall be in addition to and shall not be construed to limit, affect or prejudice any other right or remedy available to any Indemnified Person.

13.3 No neglect, delay or indulgence on the part of BLB or any other Indemnified Person in enforcing the representations, warranties and undertakings or the indemnities set out or referred to in this Agreement or in enforcing any other term or condition of this Agreement shall be construed as a waiver thereof.

13.4 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which BLB or any other Indemnified Person may agree to or effect as regards one or more of the Company or any of the UK Subsidiaries or the Directors in connection with this Agreement and, in particular (but without limitation), the representations, warranties and undertakings and the indemnities set out or referred to in this Agreement shall not affect the rights of BLB or any other Indemnified Person as regards any other of such parties.

13.5 Without limiting or otherwise affecting the liability of the Company or any of the UK Subsidiaries:

(i) no Warrantor Director shall be liable for claims under or pursuant to any of the provisions of Clause 11 or Clause 12 unless he shall have received written notice (in accordance with Clause 19) containing details of the relevant claim no later than two years from the date of this Agreement;

(ii) the aggregate liability of the Warrantor Directors for all claims under or pursuant to the provisions of Clause 11 and all claims under or pursuant to the provisions of Clause 12 shall not exceed US$9,000,000 together with all reasonable costs and expenses (including legal expenses) reasonably suffered or incurred by BLB in pursuing, settling or otherwise dealing with such claims;

(iii) the total liability of each Warrantor Director in respect of the aggregate of all claims under or pursuant to the provisions of Clause 11 and all claims under or pursuant to the provisions of Clause 12 shall not exceed, in the case of Martin Brown, US$2,000,000 and, in the case of each of the other Warrantor Directors, US$1,000,000; and

(iv) no liability shall attach to the Warrantor Directors in respect of a claim under Clause 11 if such claim arises as a result of the retrospective imposition of taxation as a consequence of a change in the law enacted after the date hereof.

13.6 BLB shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity from any of the Company, the UK Subsidiaries or the Warrantor Directors more than once in respect of the same loss.

WITHHOLDING AND GROSSING-UP

14.1 All sums payable to BLB or any other Indemnified Person under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by BLB or such other person will equal the full amount which would have been received by it had no such deduction or withholding been made.

14.2 If the United Kingdom Inland Revenue or any other tax authority brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum payable to BLB or any other Indemnified Person under this Agreement (other than the fees and commissions due under Clauses 10.1 or 10.2), then the person liable to make such payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable thereon (or that which would be so chargeable but for the availability of relief in respect of that charge to tax), is equal to the amount that would otherwise be payable to BLB or such other person under this Agreement (additional payments being made within fourteen days of demand by BLB subject to the production of evidence by BLB as to BLB having suffered or incurred such tax).

PUBLICITY

15.1 Subject to Clause 15.2, each of the Company, the UK Subsidiaries and the Directors hereby undertakes to BLB that it or he will not at any time during the period from and including the date of this Agreement until the first business day falling not less than thirty (30) days after Admission make any public announcement, statement or communication regarding the Company or the Placing or otherwise relating to the financial condition or trading or financial prospects of the Group, whether in response to enquiries or otherwise, without the prior written consent of BLB which shall not be unreasonably withheld or delayed.

15.2 Each of the Company, the UK Subsidiaries and the Directors hereby undertakes to BLB that none of them will at any time during the period ending on the date of publication of the audited consolidated accounts of the Company for the financial year ending 31 December 1997 make any public announcement, statement or communication as is referred to in Clause 15.1 without first using all reasonable endeavours to notify BLB as to the content, form and manner of publication of such announcement, statement or communication.

15.3 The Company hereby undertakes to BLB that it will, and the Executive Directors undertake to procure that the Company will, at all times during the period from the date of this Agreement until publication of the audited consolidated accounts of the Company for the financial year ending 31 December 1997, as soon as reasonably practicable use all reasonable endeavours to:

(a) notify BLB in advance of, and consult with BLB in respect of, both the content and the timing and manner of making or despatch of any public announcement or communication to stockholders of the Company concerning the financial position or affairs of the Group in respect of any financial period of the Company or part thereof and consult with BLB in respect of any other information which is likely materially to affect the general character or nature of the business of the Group or may be necessary to be made known to the public in order to enable the stockholders and the public to appraise the position of the Group and to avoid the establishment of a false market in the securities of the Company;

(b) forward to BLB for perusal all proofs of all documents to be sent to stockholders (including, without prejudice to the generality of the foregoing, notices of meetings, forms of proxy and the Directors' report and annual accounts), documents relating to takeovers, mergers, reorganisations or other schemes (including employee profit sharing schemes or employee share schemes) and all press announcements in relation to the foregoing; and

(c) where reasonably practicable, notify BLB forthwith of any proposal approved by the board of Directors of the Company to make any material alteration, revision or release in respect of the terms and conditions of employment of any of the Executive Directors and of any material breach of any covenant, undertaking or warranty in any of them by any such director and, where reasonably practicable in the circumstances, consult with BLB prior to taking any action in respect of the foregoing.

TERMINATION

16.1     If, at any time before Admission:

(a) any of the Directors, the UK Subsidiaries or the Company fails, in any respect which BLB reasonably considers to be material in the context of the Placing, to comply with any of their respective obligations under this Agreement; or

(b) it comes to the notice of BLB that any statement contained in the Prospectus was untrue, incorrect or misleading at the date of the Prospectus in any respect which BLB reasonably considers to be material in the context of the Placing; or

(c) it comes to the notice of BLB that any statement contained in the Prospectus has become untrue, incorrect or misleading in any respect material in the context of the Placing or that any matter which is material in the context of the Placing has arisen which would, if the Placing were made at that time, constitute a material omission therefrom; or

(d) it comes to the notice of BLB that any of the representations, warranties and undertakings contained or referred to in Clause 11 or
         Schedule 3 was not at the date of this Agreement true and accurate in any respect which BLB reasonably considers to be material in the context of the Placing; or

(e) it comes to the notice of BLB that any of the representations, warranties and undertakings contained or referred to in Clause 11 or
         Schedule 3 has ceased to be true and accurate in any respect which BLB reasonably considers to be material in the context of the Placing, or

(f) it comes to the notice of BLB that a matter has arisen which might give rise to a claim under any of the indemnities in Clause 12 which BLB reasonably considers to be material in the context of the Placing,

BLB may in its absolute discretion by notice in writing to the Company (for itself and on behalf of the other parties to this Agreement) prior to Admission terminate its obligations under this Agreement (save to the extent specified in Clause 17).

16.2 If at any time prior to 5.30 p.m. on the date of this Agreement there shall have occurred any significant adverse change in national or international financial, market or industrial conditions which, in the reasonable opinion of BLB arrived at in good faith after such consultation with the Company as shall in the circumstances be practicable, is of such magnitude or severity as to be material in the context of the Placing, BLB may by notice in writing to the Company (for themselves and on behalf of the other parties to this Agreement) terminate this Agreement (save to the extent specified in Clause 17).

EFFECT OF TERMINATION

17. If the obligations of BLB under this Agreement (save to the extent specified in this Clause 17) shall cease and determine pursuant to Clause 2 or be terminated pursuant to Clause 16, no party shall have any claim against any other party hereto for compensation, costs, damages or otherwise, save that:

(a)      the Company shall within fourteen days pay in accordance with Clause
         10.2 to BLB the appropriate commissions, fees, costs and expenses save to the extent that they have already been paid by the Company; and

(b)      the provisions of Clauses 1, 11, 12, 13, 14, 15, 17, 18, 19, 20 and 21
         shall continue to apply notwithstanding such termination.

TIME OF THE ESSENCE

18. Time shall be of the essence of this Agreement, both as regards the times, dates and periods mentioned herein and as to any time, dates and periods which may, by agreement in writing between the parties hereto, be substituted for them.

NOTICES

19.1 Save as specifically otherwise provided in this Agreement, any notice, demand or other communication to be served under this Agreement shall be in writing and shall be served upon any party hereto only by posting by first class post (airmail if overseas) or delivering the same to its or his address given or referred to in this Clause 19 or sending the same by facsimile transmission to the number given in this Clause 19 for such party or at such other address or number as he or it may from time to time notify in writing to the other parties hereto.

19.2 A notice or demand served by first class post shall be deemed duly served forty-eight hours (disregarding Saturday, Sundays and Bank Holidays) after posting or, in the case of intercontinental deliveries, four days after posting and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission (save that if the transmission occurs after 6 p.m. (local time) the notice or demand shall be deemed to have been served at 8.30 a.m. (local time) on the next business day following transmission) and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Agreement or properly stamped or franked first class (or airmail), addressed to the address of the party to be served given in this Clause 19 and placed in the post and, in the case of a facsimile transmission, that such facsimile was duly transmitted to the number of the party to be served given in this Clause 19 and an electronic acknowledgement of transmission was received or at such other address or number as he or it may from time to time notify in writing to the other parties hereto.

19.3 All notices, demands or other communications given under this Agreement, shall be given as follows:

If to the Company,
the UK Subsidiaries or the
Directors to:                     Therapeutic Antibodies Inc.
                                  1500 21st Avenue
                                  Suite 310
                                  Nashville
                                  Tennessee 37212
                                  USA

                                  Fax Number:  001 615 320 1212
                                  For the attention of:  the Chairman and
                                  the Secretary

with a copy (for information      Maxwell Batley
only) to:                         27 Chancery Lane
                                  London WC2A 1PA

                                  Fax Number:  0171 242 7133
                                  For the attention of:  Mr Ian McIntyre

If to BLB to:                     The British Linen Bank Limited
                                  4 Melville Street
                                  Edinburgh EH3 7HZ

                                  Fax Number:  0131 243 8324
                                  For the attention of:  The Company
                                  Secretary.

with a copy (for information      The British Linen Bank Limited
only) to:                         8 Frederick's Place
                                  London EC2R 8AT

                                  Fax Number:  0171 601 6843
                                  For the attention of Mr Anthony Brown

GOVERNING LAW AND JURISDICTION

20.1 This Agreement shall be governed by and construed in accordance with the laws of England.

20.2 This Agreement shall be binding upon each of the parties hereto and its or his successors in title or legal personal representatives as the case may be.

20.3 Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of England. The Company and each of the Directors (other than Robin Baillie, John Landon MD and Timothy Chard MD) hereby appoint and agree at all times to maintain an authorised agent to receive service of process in England on their behalf and to receive notices on their behalf pursuant to this Agreement. Such agent shall initially be Maxwell Batley and the Company and each of those directors hereby agree not to revoke the authority of such agent without first appointing a successor agent in England and notifying BLB forthwith of the change of agent.

COUNTERPARTS

21. This Agreement may be signed in any number of counterparts, each of which, when signed and delivered, shall be an original, but all the counterparts together shall constitute one and the same instrument.


IN WITNESS WHEREOF this Agreement has been duly executed as a deed by the parties hereto or by their duly authorised attorneys the day and year first above written.

                                   SCHEDULE 1

                                   DIRECTORS

PART 1:  THE EXECUTIVE DIRECTORS



Martin Brown
Harry Browne MD
A J Kazimi
John Landon MD
Timothy Chard MD


PART 2:  THE NON-EXECUTIVE DIRECTORS


Thomas Andrews
Robin Baillie
Robert Hilton
Steven Stroup MD
Joseph Williams

                                   SCHEDULE 2

                                   DOCUMENTS

       DOCUMENT                                                   MARKED

Prospectus (comprising a prospectus or listing particulars          A
relating to the Company)

Placing Letter                                                      B

Formal Notice                                                       C

Press Release                                                       D

Verification Notes                                                  E

Long Form Report                                                    F

Certificates of Title                                               G

Lock Up Agreements                                                  H

The Long Form Report of the Wilkerson Group                         I

The Patent Attorneys' Report                                        J

                                   SCHEDULE 3

                  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

PROSPECTUS

(1) All statements of fact contained in the Prospectus are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention or expectation contained therein are truly and honestly held by the Warrantor Directors and have been made after due and careful consideration and enquiry, and in particular:

(a) the statement relating to working capital in paragraph 17 of Part 7 of the Prospectus represents the true and honest opinion of the Warrantor Directors arrived at after due and careful consideration and enquiry;

(b) the statement relating to the Group's indebtedness as at 31 May 1996 is true and accurate;

(c) the interests of the Warrantor Directors in the share capital of the Company and in contracts and arrangements with the Company or any of its Subsidiaries are fairly and accurately described in the Prospectus;

(d) the sections headed REASONS FOR AND DETAILS OF THE PLACING, FINANCIAL RECORD, CURRENT TRADING AND DIVIDEND POLICY, COMPETITION, INTELLECTUAL PROPERTY, RISK FACTORS and PROSPECTS contained in the Prospectus accurately represent the true and honest belief of the Warrantor Directors arrived at after due and careful consideration and enquiry; and

(e) the information contained in Part 4 headed ACCOUNTANTS' REPORT ON THE GROUP is fairly presented and not misleading,

and there are no material facts or matters omitted from the Prospectus the omission of which would make any statement therein, whether of fact or of opinion, misleading in any material respect or which in the context of the Placing are material for disclosure to BLB or to prospective subscribers (or subsequent transferees) of any of the Placing Shares.

(2) The Prospectus contains all particulars and information required by, and complies with, the FSA and the Listing Rules and all other relevant laws and regulations of the United Kingdom and the United States of America.

(3) The Warrantor Directors have read the Verification Notes and have prepared or approved all replies thereto, and all such replies are true and accurate in all material respects and have been given in good faith and no information has been knowingly withheld the absence of which would call into question the accuracy of such replies.

(4) All information supplied by the Warrantor Directors, the Company and/or its Subsidiaries to the Reporting Accountants for the purposes of the Long Form Report and/or the short form report dated on or around 12 July 1996 was given in good faith and such information was when supplied true and accurate in all material respects and no information has been withheld the absence of which would make misleading the information so provided in any material respect and the statements of fact contained in such reports were and remain true and accurate in all material respects and are not misleading in any material respect and no material fact or matter has been omitted; and neither the Warrantor Directors nor the Company nor the UK Subsidiaries disagree in any material respect with the statements of opinion contained in such reports and the opinions attributed to the Warrantor Directors in those reports are honestly held by the Warrantor Directors and are fairly based upon facts within their knowledge and made on reasonable grounds.

(5) All statements made by or on behalf of the Company in connection with any application to the London Stock Exchange for certain information to be omitted from the Prospectus are true and accurate in all material respects and are not misleading in any material respect and there are no facts which have not been disclosed to the London Stock Exchange in connection therewith which by their omission make any such statements misleading or are material for disclosure to the London Stock Exchange in connection therewith and there are no material matters (other than those disclosed in the Prospectus or otherwise in writing to the London Stock Exchange) which should be taken into account by the London Stock Exchange in considering the suitability for listing of the Shares.

(6) The Company is satisfied, after making due and careful enquiry, that the working capital available to the Group is sufficient for the two year period following Admission.

FINANCIAL POSITION

(7) The audited balance sheets, the profit and loss accounts and the cash flow statements of the Group for the three years ended 31 December 1995 and the four month period to 30 April 1996 (including, in all cases, the notes thereon) have been prepared in accordance with generally accepted accounting principles consistently applied in the United States of America, and give a true and fair view of the state of affairs of the Group as at the end of each of the relevant periods and of the loss of the Group for each such period.

(8)      Since 30 April 1996, save as disclosed in the Prospectus:

(a) each member of the Group has carried on its respective business in the ordinary course, and there has been no material adverse change in the financial or trading position or in the prospects of the Group taken as a whole;

(b) no member of the Group has entered into or assumed or incurred any contract, commitment, borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation the disclosure of which is required to prevent the Prospectus being inaccurate or misleading in any material respect;

(c) no debtor has been released by the Company or any Subsidiary to an extent which is material in relation to the Company or its Subsidiaries on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any of its Subsidiaries has been deferred, subordinated or written off or has proven irrecoverable to any material extent; and

(d) no member of the Group has been involved in any transaction which has resulted or is likely to result in any material liability for tax on the Company or any of its Subsidiaries other than a transaction in the ordinary course of business.

(9)      Since 1 July 1994, save as disclosed in the Prospectus:

(a) no contract or commitment (whether in respect of capital expenditure or otherwise) has been entered into by the Company or any of its Subsidiaries which is outside the ordinary course of its business or is of a material nature or magnitude;

(b) no agreement or commitment has been entered into by the Company or any of its Subsidiaries to acquire or dispose of any business or any other material asset and there has been no assumption of any material liabilities (including contingent liabilities), in each case, otherwise than in the ordinary course of business; and

(c) neither the Company nor any of its Subsidiaries has been in default in any material respect under any agreement or arrangement to which the Company or any of its Subsidiaries is a party and which is or might be material and there are no circumstances likely to give rise to such default.

(10) Save as disclosed in the Prospectus no notice has been received by the Company and no circumstances have arisen or are to the best of the knowledge, information and belief of the Warrantor Directors about to arise such that any person is, or would with the giving of notice and/or lapse of time become, entitled to require payment of any indebtedness in respect of borrowed moneys of any member of the Group before its stated maturity and so far as the Warrantor Directors are aware no person who is owed any indebtedness in respect of borrowed money of any member of the Group which is payable on demand or on the occurrence of any event proposes to demand repayment of such indebtedness at the present time, provided that BLB acknowledges that the Warrantor Directors have no knowledge of the intentions of the Welsh Development Agency.

(11) The Warrantor Directors have given due consideration to the memorandum prepared by Maxwell Batley entitled "Memorandum on the Duties and Responsibilities of Directors of a Listed Company not resident in the United Kingdom" and the references therein to the requirements of the Report of the Committee on the Financial Aspect of

Governance (the Cadbury Report) and have established procedures to enable the Company, following Admission, to comply with certain of the recommendations of the Cadbury Report to the extent described in the Prospectus.

(12) The Directors have established procedures which provide a reasonable basis for them to make a proper judgment as to the financial position and prospects of the Company and its Subsidiaries.

BUSINESS

(13) Each member of the Group has been duly incorporated, has full corporate power and authority to carry on its activities in the ordinary course of business at the date of this Agreement and save to the extent not material has obtained all licences, permissions, authorisations and consents required for the carrying on of its business as currently conducted and such licences, permissions, authorisations and consents are in full force and effect and there are no circumstances, to the best of the knowledge, information and belief of the Warrantor Directors, which indicate that any of such licences, permissions, authorisations or consents which is material in the context of the Group as a whole may be terminated, revoked or not renewed, in whole or in part, in the ordinary course of events or as a result of the performance by the Company of the terms of this Agreement; and each member of the Group has complied in all material respects with all legal and other requirements applicable to its business, including, without limitation, applicable requirements of the Securities and Exchange Commission of the United States of America.

(14) The intellectual property rights used or enjoyed by the Group in or in connection with its business at the date of this Agreement are either legally and beneficially owned by the Company or a member of the Group, or licensed to, or used under the authority of the owner by, the Company or a member of the Group and, save as disclosed in the Prospectus, are not subject to any mortgage, charge, lien or other security interest in favour of any third party.

(15) In the case of those intellectual property rights owned by the Group and in respect of which application for registration shall have been made (THE REGISTERED RIGHTS), all application, registration and renewal fees due to date necessary to procure, register, record and maintain the registered rights have been paid. None of the registered rights, including applications for these rights, are subject to any actual or, so far as the Warrantor Directors are aware, threatened challenge or attack by a third party or competent authority other than, in the case of applications for registrations, examination and, so far as the Warrantor Directors are aware, all applications for these rights are being competently prosecuted, nor are there any facts or matters which might so far as the Warrantor Directors are aware give rise to a successful such challenge or attack.

(16) Each member of the Group has taken all steps which the Warrantor Directors consider to be reasonably necessary to protect all intellectual property rights currently in use by any of them which are material to their respective businesses which are, or which the Warrantor Directors honestly believe are, or could through registration become, their property.

(17) Save as disclosed in the Prospectus no member of the Group nor any of the Directors has received any claim or notice or is otherwise aware that the processes and methods employed, the services provided, the businesses conducted and the products developed, manufactured, used or dealt with by any member of the Group have infringed, currently infringe or are likely to infringe any third party's intellectual property rights, nor that they involve the unlicensed use of confidential information.

(18) No member of the Group is aware of any unauthorised use or infringement by any third party of the intellectual property rights or confidential information used or held by the Group in connection with its business.

(19) All material information supplied or made available (whether through published sources or by the Group or its agents) to the Patent Attorneys in connection with their assessment of the intellectual property rights of the Group was supplied or made available in good faith, and was when supplied true and accurate in all material respects and no information has been withheld (including, without limitation, details of any prior art known to the Warrantor Directors (after making due and careful enquiry)) the absence of which would make misleading the information so provided in any material respect and the statements of fact contained in such reports are true and accurate in all material respects and are not misleading and no material fact has been omitted; and neither the Warrantor Directors, the UK Subsidiaries nor the Company disagree to any material extent with the statements of opinion contained in the report of the Patent Attorneys set out in the Prospectus.

(20) All material information supplied or made available (whether through published sources or by the Company or its agents) to The Wilkerson Group in connection with their assessment of the Group's products, their development programme, the risk factors relating thereto and the commercial potential of such products was supplied or made available in good faith and was when supplied true and accurate in all material respects and no information has been withheld the absence of which would make misleading the information so provided in any material respect and the statements of fact contained in such report are true and accurate in all material respects and are not misleading and no fact or matter has been omitted which would be material to such assessment, and neither the Warrantor Directors, the UK Subsidiaries nor the Company disagree to any material extent with the statements of opinion contained in the report of The Wilkerson Group set out in the Prospectus or in the long form report prepared by The Wilkerson Group.

PROPERTIES

(21) All deeds, documents and information have been delivered to Maxwell Batley or Fisher Jeffries (as the case may be) for the purpose of preparing the Certificates of Title and all such deeds, documents and information were supplied in good faith and are complete and current in all material respects and no further deeds, documents or information have been withheld by any member of the Group which would make misleading the deeds, documents or information supplied, and the statements of fact or opinion by the Company or any member of the Group in the Certificates of Title are at the date hereof true and accurate in all material respects.

(22) Save as disclosed in the Certificates of Title, the Company or one of its Subsidiaries has good legal title to each of the Certificated Properties, each of which are unencumbered and free from all liens, equities, mortgages, charges or other similar rights and the Company or one of its Subsidiaries has good legal title to each of the other freehold and leasehold properties owned, occupied or leased by any member of the Group (together with the Certificated Properties THE PROPERTIES) each of which are unencumbered and free from all liens, equities, mortgages, charges or other similar rights.

(23) No member of the Group is actually or contingently liable as an original contracting party to or as a guarantor of any party to, or otherwise contractually liable in respect of, any lease or leasehold property or licence connected therewith other than the leases of the Properties.

(24) No member of the Group has any material obligation or liability, absolute or contingent, with respect to pollution, hazardous substances or environmental matters and there are no circumstances likely to give rise to the same.

(25) The businesses, undertakings, Certificated Properties and other assets of each member of the Group are insured to levels which the Warrantor Directors consider to be reasonable having regard to the businesses carried on by the Company or the Subsidiaries and against all risks against which the Company or the Subsidiaries might reasonably be expected to insure in the particular circumstances of the businesses carried on by them and such insurances include all the insurances which the Company or any of the Subsidiaries are required under the terms of any leases or any contracts in respect of the Certificated Properties, or by any professional regulatory or governmental body or agency in respect of the business and undertaking of the Company and its Subsidiaries to undertake and such insurances are in full force and effect and there are no circumstances which could render any of such insurances void or voidable and there is no material insurance claim made by or against any member of the Group pending, threatened or outstanding and all due premiums in respect thereof have been paid.

PROCEEDINGS

(26) There is no litigation, arbitration, prosecution or other legal proceedings or any governmental or official investigation or inquiry in progress nor pending or threatened against the Company or any of its Subsidiaries or against any person for whom any member of the Group is or may be liable vicariously or otherwise (including in relation to the use of intellectual property rights) which in any such case, either individually or collectively, may have or have had during the twelve month period ending with the date of this Agreement a material effect on the financial position of any member of the Group in the context of the Group as a whole or may be of material importance and there are no circumstances known or which ought, on reasonable enquiry, to be known to the Company or any of the Warrantor Directors that are likely to give rise to any such litigation, arbitration or similar proceedings.

(27) No member of the Group has taken any action, nor have any other steps been taken or legal proceedings started or threatened against any member of the Group for its winding-up or dissolution, or for it or any member of the Group to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer of any such member or its respective interests, properties, revenues or assets.

SHARE CAPITAL ETC.

(28) The Company has power under its Certificate of Incorporation and Bylaws to issue the Placing Shares in the manner proposed. The Company has power under its Certificate of Incorporation and Bylaws to pay the fees, commissions, costs and expenses provided in this Agreement and to enter into and perform this Agreement and all sanctions or consents by members of the Company or any class of them and other authorisations, approvals, consents and licences required for the issue of the Placing Shares and the entering into of this Agreement by the Company have been obtained and remain in full force and effect. Each other member of the Group has full power and authority to enter into and perform its obligations under this Agreement and the obligations hereunder constitute valid and binding obligations of each of them (save in each case to the extent (if at all) that any of the same shall constitute the provision of unlawful financial assistance for the purposes of the Companies Act 1985).

(29) All sums due in respect of the issued share capital of the Company at the date of this Agreement have been paid to and received by the Company and, save as disclosed in the Prospectus, there are in force no options, warrants or other agreements which require or may require, or confer any right to require, the issue of any Shares or other securities (or rights of registration in respect of the same) of any member of the Group now or at any time hereafter. None of the owners or holders of any of the share capital of the Company shall, with effect from Admission, have any rights, in his capacity as such, in relation to any member of the Group other than as set out in the Certificate of Incorporation and Bylaws of the Company.

(30) The allotment and issue of the Placing Shares, the Placing, the distribution of the Placing Documents and any other document by or on behalf of the Company in connection with the Placing and the admission of the Shares to the Official List of the London Stock Exchange will comply with all agreements to which any member of the Group is a party or by which any such member is bound and will comply with all applicable laws and regulations of the United Kingdom and/or the United States of America (including, without limitation, the FSA and the Listing Rules) and will not exceed or infringe any restrictions or the terms of any contract, obligation or commitment by or binding upon the board of Directors of any member of the Group, or, save as disclosed in the Prospectus, result in the imposition or variation of any rights or obligations of any member of the Group.

(31) Save as set out in the Prospectus, the Company or one of its Subsidiaries, or one of the Company's associates, is the beneficial owner free from all encumbrances of the whole of the issued share capital of each of the Subsidiaries of which details are provided in the Prospectus.

(32) Neither the Company nor any of its Subsidiaries has any Subsidiary required by the Listing Rules to be disclosed in listing particulars which is not listed in the Prospectus.

SHARE OPTIONS

(33) The particulars of the Stock Incentive Plan of the Company contained in paragraph 8 of Part 7 of the Prospectus and, in particular, the information as to the dates on which options may be exercised and the number (and price) of options granted (conditionally or otherwise) on or before the date of this Agreement are accurate and not misleading.

(34) Apart from the Stock Incentive Plan referred to in warranty 33 above, neither the Company nor any of its Subsidiaries has any arrangements in force capable of enabling shares in their respective share capital to be acquired or disposed of by or for the benefit of employees, directors, officers or agents of the Company or any of its Subsidiaries or any third party.

TAXATION

(35) No member of the Group is or has ever been a 51% or 75% subsidiary (as defined in section 838 of the Taxes Act) of any company which is not a member of the Group. BLB acknowledges that in excess of 51% of the issued share capital of PAL was owned by Schroder International Trust Company Limited prior to the acquisition of PAL by the Company.

(35A) PAL has not ceased to be a member of a group of companies in circumstances in which a charge under sections 178 or 179 of the Taxation of Chargeable Gains Act 1992 (deemed disposal of chargeable assets) has arisen or could arise (other than as part of a merger to which section 181 of that Act applies) or section 21 of the Development Land Tax Act 1976 (deemed disposal of relevant interest) could apply.

(36) No member of the Group is or has been treated as a member of a group for the purposes of VAT legislation with any company which is not a member of the Group and has not applied for such treatment.

(37) Each member of the Group has duly made all returns, given all notices and supplied all information required to be supplied to all relevant tax authorities and all such returns were made, notices given or information supplied within any appropriate time limit or if made outside such appropriate time limits, the Group will not incur any material liability in respect of any such late provision or supply; all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis; and no member of the Group is involved in any material dispute or investigation with any tax authority and there are no facts which are likely to cause any such material dispute or investigation.

(38) Each member of the Group is and has at all times been resident for tax purposes in its place of incorporation and (save for the branch of the Company in the United Kingdom) is not and has not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement).

(39) Each member of the Group is, to the extent required, registered for the purposes of VAT or any equivalent tax in any other relevant jurisdiction and has complied in all material respects with the terms of legislation relating to VAT or such equivalent tax.

(40) All documents which establish or are necessary to establish the title of any member of the Group to any material asset have (where applicable) been duly stamped and any stamp duties or similar duties, transfer taxes or charges have been duly paid.

(41) No member of the Group other than PAL is, or at any time within the previous six years has been, a close company as defined in section 414 of the Taxes Act. PAL:

(a) has not made any transfers of value within section 94 of the Inheritance Act 1984;

(b) is not and has not at any time been a close investment-holding company as defined in section 13A of the Taxes Act: and

(c) has not since 25 May 1983 done anything so as to give rise to an assessment or any charge to tax under section 419 (as extended by section 422) of the Taxes Act (loans to participators and associates).

(42) All National Insurance contributions and sums payable to the Inland Revenue under the P.A.Y.E. system and any amounts of a corresponding nature payable to any foreign tax authority due and payable by any member of the Group up to the date hereof have been paid and each Group member has made all deductions and retentions as should have been made under sections 203 to 203I of the Taxes Act and all regulations made thereunder or under any comparable laws or regulations of any relevant foreign jurisdiction.

MISCELLANEOUS

(43) Each member of the Group has at all times and in all material respects properly and accurately maintained all books, accounts and records required by applicable law to be maintained and has filed with any regulatory or public body in any jurisdiction all documents and other notifications required to be filed by the laws or regulatory requirements of any such jurisdiction, including, without limitation, with the Securities and Exchange Commission of the United States of America and so far as the Warrantor Directors are aware no fines or other penalties are payable or may be imposed in respect of any late filing by any member of the Group.

(44) Upon Admission the Company will have no share capital other than the Shares ranking equally in all respects and, save as disclosed in the Prospectus, no other securities or other obligations of any kind.

(45) Each of the Company and the Subsidiaries has at all times complied in all material respects with any rights of pre-emption or similar rights whether arising pursuant to a written agreement or otherwise in respect of the Shares or the shares in the capital of each Subsidiary or in respect of the issue of any options, warrants or other rights in respect of any of the same.

(46) The statements of fact as set out in the recitals to this Agreement are insofar as they relate to the Company true and accurate in all respects.

(47)     The Directors are all the present directors of the Company.

EXECUTED AND DELIVERED            )
as a DEED by THERAPEUTIC          )
ANTIBODIES INC.                   )
acting by:                        )


                 Director         Martin S Brown


                 Director         Timothy Chard


EXECUTED AND DELIVERED            )
as a DEED by POLYCLONAL           )
ANTIBODIES LIMITED                )
acting by                         )


                 Director         Timothy Chard


                 Director         A J Kazimi


EXECUTED AND DELIVERED            )
as a DEED by TAB WALES            )
LIMITED                           )
acting by                         )


                 Director         Timothy Chard


                 Director         A J Kazimi


EXECUTED AND DELIVERED            )
as a DEED by TAB LONDON           )
LIMITED                           )
acting by                         )


                 Director         Timothy Chard


                 Director         A J Kazimi

SIGNED as a DEED and              )
DELIVERED by MARTIN BROWN         )       Martin S Brown
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Harry Browne by
DELIVERED by HARRY BROWNE         )       his attorney Martin S Brown
in the presence of:               )


Witness -        Signature:       Ian McIntyre


         Name:                    Ian R. McIntyre


         Address:                 )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       A J Kazimi by his
DELIVERED by A J KAZIMI           )       attorney Martin S Brown
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       John Landon by his
DELIVERED by JOHN LANDON          )       attorney Martin S Brown
in the presence of:               )

Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )
DELIVERED by TIMOTHY CHARD        )       Timothy Chard
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Thomas Andrews
DELIVERED by THOMAS               )       by his attorney
ANDREWS                           )       Martin S Brown
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Robin Baillie
DELIVERED by ROBIN BAILLIE        )
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre

                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Robert Hilton
DELIVERED by ROBERT HILTON        )       by his attorney
in the presence of:               )       Martin S Brown


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Steven Stroup by
DELIVERED by STEVEN STROUP        )       his attorney Martin S Brown
in the presence of:               )


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA


SIGNED as a DEED and              )       Joseph Williams
DELIVERED by JOSEPH WILLIAMS      )       by his attorney
in the presence of:               )       Martin S Brown


Witness -        Signature:       Ian McIntyre


                 Name:            Ian R. McIntyre


                 Address:         )       27 Chancery Lane
                                  )       London WC2A 1PA

EXECUTED AND DELIVERED            )
as a DEED  by                     )
THE BRITISH LINEN                 )       Anthony Brown
BANK LIMITED                      )
acting by its duly
authorised signatory              )